UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

NATIONAL INSTRUMENTS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following toolkit was made available to employees of National Instruments Corporation:

Manager and Team Member Toolkit

On April 12, we entered into an agreement to be acquired by Emerson, a global industrial software and technology leader. Here, you'll find helpful information and resources about our agreement.

If you have questions, please email my.question@ni.com and we will aim to follow up within 24-48 hours.

Talking Points

This is a major moment in time for all of us at NI
•	I recognize there is a range of reactions to this news and I’m grateful for your patience and resilience over these past few months
•
Emerson is looking to diversify their end markets into test and measurement automation and NI’s technology stack of industry-leading intelligent devices, controls and software is highly complementary to Emerson’s portfolio. With NI’s strong capabilities and talented team, Emerson is confident in our continued success as we join forces and accelerate Emerson’s efforts to create a higher value, cohesive industrial technology portfolio.

•
Our $8.2 Billion valuation shows that Emerson recognizes the value we’ve created for our stakeholders and the improvements you all have implemented to transform NI into a software focused company with higher growth, better profitability and lower cyclicality.

•	Together with Emerson, we have a shared commitment to innovation, sustainability, and stewardship that will build on our momentum to transform the value of test.
•	I’m immensely proud of what we’ve accomplished over our 45-year history and this agreement represents the best outcome for our customers, shareholders, communities, and our people

This announcement is just the first step in the process to bring our two companies together.
•
Transactions like these can take time to close, and until the transaction is completed, we will continue to operate as two separate companies and there will be no changes to our business or operating structure.

•	We expect the transaction to be completed in the first half of Emerson’s fiscal year 2024 (Oct 2023 – Mar 2024).
•
Over the coming weeks and months, we will be working through some initial steps in the integration planning process, those that are typical during the interim period between the signing of a deal and closing. To help support those efforts, we will be forming an integration team and will share more details in the coming weeks.

What’s next for you and your teams
•	Emerson chose NI because of our strategy and we will continue to focus on executing that strategy.
•	Nothing is changing today in our day-to-day actions as we continue to operate as two separate companies until the transaction is completed.
•
While there is not a lot more information we can share at this stage, what we can say is that our employees will have expanded opportunities for career development and advancement as we join a larger, more diversified company.

•	You can find helpful information at our SharePoint site and send questions you have to my.question@ni.com

Frequently Asked Questions

1.	What does this mean for me?
•	The short answer is that for now, nothing will change in our day-to-day roles.
•	Today is just the first step in the process to bring our two companies together.
•
Transactions like these can take time to close, and today’s announcement kicks off a clearly defined process involving regulatory approvals and other customary closing conditions that must be met before we can officially operate as one company.

•
Until the transaction is completed, which we expect will occur in the first half of Emerson’s fiscal 2024 (Oct 2023 – Mar 2024), we will continue to operate as two separate companies and there will be no changes to our business or operating structure.

•	It is important we all remain focused on executing our strategy.

2.	Who is Emerson?
•	Emerson helps customers in the world’s most essential industries solve the biggest challenges of modern life.
•
Their two core business platforms — Automation Solutions and Commercial & Residential Solutions — allow them to identify and confront the challenges of an increasingly complex and unpredictable marketplace from a position of strength, driving near- and long-term value as a trusted partner for their customers.

•	Emerson had approximately 85,000 employees worldwide and 160 manufacturing locations

3.	Why Emerson?
•	We ran a robust and comprehensive process, considered a range of potential options, and believe this represents the best outcome for the company
•
This transaction is a strong testament to the improvements and initiatives we’ve implemented in recent years that have transformed NI into a software focused company with higher growth, better profitability and lower cyclicality.

•
We’re thrilled that Emerson recognizes the value we’ve created and believe they will help us build on our momentum to further position NI as a leading provider of software-connected automated test and measurement systems.

•	Emerson also shares our commitment to innovation, sustainability and stewardship.

4.	Will there be any layoffs as a result of this transaction?
•
The announcement of the proposed transaction is just the first step in the process, so, while we don’t have all the answers, we are committed to keeping everyone updated as we work on completing the transaction.

•	However, we expect our employees will have expanded opportunities as we join a larger, more diversified company.

5.	Will there be any changes to my current compensation and/or benefits?
•	Until the transaction closes, we will operate under our current compensation and benefit programs.
•	Our salary review in July will continue as planned
•	Additional details regarding compensation and benefits will be provided by our HR team in the coming weeks and months.

6.	What happens upon the closing to my Restricted Stock Unit (RSU) awards?
•
Any RSU awards that are outstanding as of immediately prior to the closing and that are vested as of, or vest by their terms upon, the closing will be converted into the right to receive a cash payment equal to the product of (i) $60 and (ii) the number of shares subject to such award.

•
Any unvested RSU awards that are outstanding as of immediately prior to the closing (and that do not vest by their terms upon the closing), including performance-based RSU awards, will be converted into Emerson time-vesting RSU awards of equivalent value and with the same vesting terms and conditions (except that any performance goals will be deemed achieved at the target level and no longer apply post-closing).

7.	Will there be changes to my role or manager?
•	For now, nothing will change in our day-to-day roles or managers.
•
Until the transaction is completed, which we expect will occur in the first half of Emerson’s fiscal 2024 (Oct 2023 – Mar 2024), we will continue to operate as two separate companies and there will be no changes to our business or operating structure.

8.	Will there be leadership changes at NI?
•	For now, nothing changes. Eric will continue to lead NI alongside our executive leadership team.
•
Until the transaction is completed, which we expect will occur in the first half of Emerson’s fiscal 2024 (Oct 2023 – Mar 2024), we will continue to operate as two separate companies and there will be no changes to our leadership.

•	The announcement of the proposed transaction is just the first step in the process, and we are committed to keeping everyone updated as we work on completing the transaction.

9.	What do I tell my customers/partners?
•	For customer- and partner-facing employees, we will be delivering communications materials to relevant teams to leverage in communications.
•	If you receive inquiries from media or other third parties, please direct them to my.question@ni.com

10.	I am a hiring manager, and have pending new hires. What do I tell them?
•
You can assure them that nothing has changed at NI and that until the transaction is completed, which we expect will occur in the first half of Emerson’s fiscal 2024 (Oct 2023 – Mar 2024), we will continue to operate as two separate companies and there will be no changes to our business or operating structure.

11.	How will I stay informed?
•	We are committed to keeping you informed throughout this process.
•	You can keep up to date with the latest information on our SharePoint page
•	You can send your questions to my.question@ni.com
•	We will be finding other ways to connect in the coming weeks to make sure you have the opportunity to get your initial questions answered.

Now Through Close Communications – Dos and Don’ts

Overview
Below are some guidelines to help you navigate this process and ensure we are adhering to all of the relevant requirements.

Guidelines
DO’S

Do send any questions or inquiries (media, investor, customer, partner, supplier, employee) to my.question@ni.com if you are not sure about what to do or not do.

Do continue to engage in normal course business activities or interactions with customers and business partners. It’s business as usual and we should assure our customers and partners of that fact.

Do As always, use your best judgement and live our company values when liking, commenting, or sharing social content from NI or others. Only share information that has been included in the announcement press release and refrain from speculating. And remember, we not only represent ourselves when engaging on social media. We’re also representing NI.

Do reinforce the strategic rationale of the combination with your direct reports and communicate progress towards close at a high level.

Do resist urge to over-communicate in the absence of substantive developments.

Do err on the side of caution. If you are unsure if you’re able to speak about a certain topic, check with the relevant person internally immediately.

DON’TS

Do not discuss or share internal company communications regarding the transaction (or any other topic such as closing timing, integration efforts, etc.) externally.

Do not share information externally beyond what was included in the announcement press release.

Do not provide any guidance that has not already been publicly communicated – remain within the framework of the press release.

Do not disclose forward-looking information about financial or operational results or potential synergies or any information about the company that hasn’t been publicly disclosed.

Do not proactively reach out to any customers, suppliers, or partners with regards to the strategic review.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving National Instruments Corporation (“NI”). In connection with the proposed transaction, NI will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including NI’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that NI may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to NI’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, NI’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

NI’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about NI, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to National Instruments Corporation, 11500 North Mopac Expressway, Austin, Texas 78759, Attention: Investor Relations; telephone (512) 683-5215, or from NI’s website www.ni.com.

Participants in the Solicitation

NI and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NI’s directors and executive officers is available in NI’s  proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 27, 2023.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties.  These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “believe,” “expect,” “plan,” “may,” “could,” “will,” “intend to,” “project,” “predict,” “anticipate,” “continue,” “seek to,” “strive to,” “endeavor to,” “are committed to,” “remain committed to,” “focus on,” “are encouraged by,” “remain cautious,” “remain optimistic” or “estimate”; statements of “goals,” “initiatives,” “commitments,” “strategy”, “focus” or “visions”; or other variations thereof or comparable terminology or the negative thereof.  All forward-looking statements are based on current expectations and projections of future events.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors which could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our financial results due to factors outside of our control; our outstanding debt; the interest rate risk associated with our variable rate indebtedness; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; provisions in charter documents and Delaware law that delay or prevent our acquisition; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the merger agreement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that our stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the company.  The company directs readers to its Form 10-K for the year ended December 31, 2022 and the other documents it files with the SEC for other risks associated with the company’s future performance.  These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this communication is as of the date above.  The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.